EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                       Six      Three
                                                      Months    Months
                                                      Ended     Ended
                                                     June 30,  June 30,              Year ended December 31,
------------------------------------------------------------------------------------------------------------------------
                                                       1999      1999      1998      1997      1996      1995      1994
------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect
     of accounting changes                            $1,454    $  735    $2,507    $2,294    $2,070    $1,156    $1,460
Adjustments:
  (a) Fixed charges:
        (1) Interest on borrowed funds                   677       356     1,061       737       813     1,413     1,074
        (2) 1/3 of rent                                   28        14        54        53        55        52        53
  (b) Preferred dividends                                 41        21        83       104       117        62        51
                                                      ------    ------    ------    ------    ------    ------    ------
  (c) Adjusted earnings                               $2,200    $1,126    $3,705    $3,188    $3,055    $2,683    $2,638
                                                      ======    ======    ======    ======    ======    ======    ======

Fixed charges and preferred dividends                 $  746    $  391    $1,198    $  894    $  985    $1,527    $1,178
                                                      ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges                         2.95x     2.88x     3.09x     3.57x     3.10x     1.76x     2.24x
                                                      ======    ======    ======    ======    ======    ======    ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                       Six      Three
                                                      Months    Months
                                                      Ended     Ended
                                                     June 30,  June 30,              Year ended December 31,
------------------------------------------------------------------------------------------------------------------------
                                                       1999      1999      1998      1997      1996      1995      1994
------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect
     of accounting changes                            $1,454    $  735    $2,507    $2,294    $2,070    $1,156    $1,460
Adjustments:
  (a) Fixed charges:
        (1) Interest on borrowed funds                   677       356     1,061       737       813     1,413     1,074
        (2) 1/3 of rent                                   28        14        54        53        55        52        53
        (3) Interest on deposits                         827       404     1,835     1,654     1,754     1,726     1,170
  (b) Preferred dividends                                 41        21        83       104       117        62        51
                                                      ------    ------    ------    ------    ------    ------    ------
  (c) Adjusted earnings                               $3,027    $1,530    $5,540    $4,842    $4,809    $4,409    $3,808
                                                      ======    ======    ======    ======    ======    ======    ======

Fixed charges and preferred dividends                 $1,573    $  795    $3,033    $2,548    $2,739    $3,253    $2,348
                                                      ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges                         1.92x     1.93x     1.83x     1.90x     1.76x     1.36x     1.62x
                                                      ======    ======    ======    ======    ======    ======    ======

                           FLEET FINANCIAL GROUP, INC.
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                 TO FIXED CHARGES EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                       Six      Three
                                                      Months    Months
                                                      Ended     Ended
                                                     June 30,  June 30,              Year ended December 31,
------------------------------------------------------------------------------------------------------------------------
                                                       1999      1999      1998      1997      1996      1995      1994
------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect
     of accounting changes                            $1,454    $  735    $2,507    $2,294    $2,070    $1,156    $1,460
Adjustments:
  (a) Fixed charges:
        (1) Interest on borrowed funds                   677       356     1,061       737       813     1,413     1,074
        (2) 1/3 of rent                                   28        14        54        53        55        52        53
                                                      ------    ------    ------    ------    ------    ------    ------
  (b) Adjusted earnings                               $2,159    $1,105    $3,622    $3,084    $2,938    $2,621    $2,587
                                                      ======    ======    ======    ======    ======    ======    ======

Fixed charges                                         $  705    $  370    $1,115    $  790    $  868    $1,465    $1,127
                                                      ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges                         3.06x     2.99x     3.25x     3.90x     3.38x     1.79x     2.30x
                                                      ======    ======    ======    ======    ======    ======    ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                                       Six      Three
                                                      Months    Months
                                                      Ended     Ended
                                                     June 30,  June 30,              Year ended December 31,
------------------------------------------------------------------------------------------------------------------------
                                                       1999      1999      1998      1997      1996      1995      1994
------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes and cumulative effect
     of accounting changes                            $1,454    $  735    $2,507    $2,294    $2,070    $1,156    $1,460
Adjustments:
  (a) Fixed charges:
        (1) Interest on borrowed funds                   677       356     1,061       737       813     1,413     1,074
        (2) 1/3 of rent                                   28        14        54        53        55        52        53
        (3) Interest on deposits                         827       404     1,835     1,654     1,754     1,726     1,170
                                                      ------    ------    ------    ------    ------    ------    ------
  (b) Adjusted earnings                               $2,986    $1,509    $5,457    $4,738    $4,692    $4,347    $3,757
                                                      ======    ======    ======    ======    ======    ======    ======

Fixed charges and preferred dividends                 $1,532    $  774    $2,950    $2,444    $2,622    $3,191    $2,297
                                                      ======    ======    ======    ======    ======    ======    ======

Adjusted earnings/fixed charges                         1.95x     1.95x     1.85x     1.94x     1.79x     1.36x     1.64x
                                                      ======    ======    ======    ======    ======    ======    ======


                                       29